Exhibit 99.1

SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Second Amendment (the “Second Amendment”) entered into as of this 30th day of November, 2023 is to the Fourth Amended and Restated Service Agreement dated June 1, 2022, (the “Agreement”), by and between Comenity Servicing LLC, (“Servicer”) a Texas limited liability company, with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219, and Comenity Bank, (“Bank”) a Delaware State bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Servicer provides certain services to Bank pursuant to the Agreement;

WHEREAS, Bank and Servicer now desire to amend the Agreement as stated below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Appendix B. Fee Schedule. Bank and Servicer agree to amend the Fee Schedule set forth in Appendix B to the Agreement, such that Appendix B is hereby deleted in its entirety and replaced with a new Appendix B as set forth in further detail in Appendix B attached hereto.

2. Effective Date: The Parties agree that the changes set forth in this Amendment shall be effective on December 1, 2023 (the “Second Amendment Effective Date”).

3. Miscellaneous. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Amendment, shall continue in full force and effect. The parties may execute this Amendment in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Second Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Chief Credit Risk and Operations Officer
Second Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

APPENDIX B

FEE SCHEDULE FOR REVOLVING CREDIT CARDS

(APPLIES TO APPENDIX A SECTION I & II)

1.    Bank agrees to pay Servicer monthly for the Services provided with respect to revolving credit cards. The fee for such Services provided shall become due and payable by Bank not later than the 15th calendar day following the end of the preceding month.

2.    Servicer will provide to Bank, no later than the 10th calendar day of each month, a statement of the fees incurred during the immediately preceding month (the “Fee Statement”). Servicer shall assess the fees by (1) calculating the total cost of the Services, as defined in this Agreement and the Fourth Amended and Restated Service Agreement, dated as of June 1, 2022, by and between Servicer and Comenity Capital Bank, (together, the “Total Services”), during the subject month, inclusive of payroll, benefits and Total Services-associated expenses, (2) calculating the amount of that total cost allocable to Bank based on Bank’s card statement volume during the subject month, and (3) adding a twelve percent (12%) markup. The parties have agreed (based upon an independent third party study) that a 12% markup is within the reasonable markup range which would be charged by an independent party on an arm’s length basis for the Services provided.

3.    Bank is responsible for examining the Fee Statement and promptly reporting any errors or irregularities to Servicer. Bank will remit payment to Servicer no later than the 15th calendar day of the month in which each Fee Statement is received.

4.    Bank shall be responsible for all sales, use or excise taxes levied on accounts payable by Bank to Servicer under this Agreement, excluding taxes based upon Servicer’s income, employment of personnel or taxes from which Bank is exempt, provided Bank provides Servicer written evidence of such exemption. Undisputed payments shall be made by Bank to Servicer no later than the 15th calendar day of the month in which each Fee Statement is received.

5.    The parties will meet at least annually to review Servicer’s budgeted costs for the following year for the Services with respect to revolving credit cards. Based on that review, the parties will use commercially reasonable efforts to determine appropriate adjustments to the forecasted fees and/or markup percentage. Such adjustments and component costs shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement, but shall be attached to and become a part of this Fee Schedule for Revolving Credit Cards of Appendix B once executed by Bank and Servicer.

Second Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank
B-1